Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Savings and Investment Plan for
Employees of Weingarten Realty Investors
Houston, Texas

We consent to the incorporation by reference in the Registration Statement No. 33-25581 of Weingarten Realty Investors on Form S-8 of our report dated June 19, 2015, with respect to the financial statements and supplemental schedule of the Savings and Investment Plan for Employees of Weingarten Realty Investors included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Calvetti Ferguson

Houston, Texas
June 19, 2015